(Multicurrency-Cross Border)

(Multiparty)

ISDA ®

International Swap Dealers Association, Inc.

SCHEDULE

to the

Master Agreement

dated as of June 25, 2001

between	BANK OF AMERICA, N.A.	and

COLLINS INDUSTRIES, INC.; COLLINS BUS CORPORATION; WHEELED COACH INDUSTRIES, INC.; CAPACITY OF TEXAS, INC.; MOBILE-TECH CORPORATION; WORLD TRANS, INC.; BRUTZER CORPORATION; MID BUS, INC.; AND MOBILE PRODUCTS, INC.

	("Party A")		(each individually, a "Party B Group Member" and collectively, "Party B")

PART 1: Termination Provisions

(a) "Credit Agreement" means the Amended and Restated Loan and Security Agreement dated as of July 31, 1998 among Collins Industries, Inc.; Collins Bus Corporation; Wheeled Coach Industries, Inc.; Capacity of Texas, Inc.; Mobile-Tech Corporation; World Trans, Inc., as Borrowers, the Financial Institutions party thereto from time to time as Lenders and Bank of America, N.A., formerly NationsBank, N.A., as Agent, as amended by the Amendment No. 1 to Amended and Restated Loan and Security Agreement entered into as of April 1, 1999 among Collins Industries, Inc.; Collins Bus Corporation; Wheeled Coach Industries, Inc.; Capacity of Texas, Inc.; Mobile-Tech Corporation; World Trans, Inc.; Brutzer Corporation; Mid Bus, Inc., as Borrowers, the Financial Institutions party thereto from time to time as Lenders and Bank of America, N.A., as Agent, the Amendment No. 2 to Amended and Restated Loan and Security Agreement entered into as of September 11, 2000 among Collins Industries, Inc.; Collins Bus Corporation; Wheeled Coach Industries, Inc.; Capacity of Texas, Inc.; Mobile-Tech Corporation; World Trans, Inc.; Brutzer Corporation; Mid Bus, Inc.; Mobile Products, Inc. as Borrowers, the Financial Institutions party thereto from time to time as Lenders and Bank of America, N.A., as Agent, the Amendment No. 3 to Amended and Restated Loan and Security Agreement entered into as of February 22, 2001 among Collins Industries, Inc.; Collins Bus Corporation; Wheeled Coach Industries, Inc.; Capacity of Texas, Inc.; Mobile-Tech Corporation; World Trans, Inc.; Brutzer Corporation; Mid Bus, Inc.; Mobile Products, Inc. as Borrowers, the Financial Institutions party thereto from time to time as Lenders and Bank of America, N.A., as Agent, and the Amendment No. 4 to Amended and Restated Loan and Security Agreement entered into as of April 30, 2001 among Collins Industries, Inc.; Collins Bus Corporation; Wheeled Coach Industries, Inc.; Capacity of Texas, Inc.; Mobile-Tech Corporation; World Trans, Inc.; Brutzer Corporation; Mid Bus, Inc.; Mobile Products, Inc. as Borrowers, the Financial Institutions party thereto from time to time as Lenders and Bank of America, N.A., as Agent, as may be further amended, modified, restated or replaced from time to time.

(b) "Specified Entity" means in relation to Party A for the purpose of:-

Section 5(a)(v) (Default under Specified Transaction), none;

Section 5(a)(vi) (Cross Default), none;

Section 5(a)(vii) (Bankruptcy), none; and

Section 5(b)(iv) (Credit Event Upon Merger), none;

in relation to Party B for the purpose of:-

Section 5(a)(v) (Default under Specified Transaction) none;

Section 5(a)(vi) (Cross Default), none;

Section 5(a)(vii) (Bankruptcy), none; and

Section 5(b)(iv) (Credit Event Upon Merger), none.

(c) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement, except that clause (a) of the definition of "Specified Transaction" is revised by deleting the words "between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)".

.

(d) The "Cross-Default" provisions of Section 5(a)(vi) (as amended in Part 5(j))

will apply to Party A

will apply to each Party B Group Member

In connection therewith:

"Specified Indebtedness" will not have the meaning specified in Section 14 of this Agreement, and such definition shall be replaced by the following: "any obligation in respect of the payment of moneys (whether present or future, contingent or otherwise, as principal or surety or otherwise), except that such term shall not include obligations in respect of deposits received in the ordinary course of a party's banking business."

"Threshold Amount" means, with respect to Party A, an amount equal to three percent (3%) of the Shareholders' Equity of Bank of America Corporation and, with respect to each Party B Group Member, $300,000.

"Shareholders' Equity" means, with respect to an entity, at any time, the sum (as shown in its most recent annual audited financial statements) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

Any default (howsoever defined) under the Credit Agreement shall be an Event of Default under this Agreement with respect to Party B.

  The "Credit Event Upon Merger" provisions of Section 5(b)(iv)

will apply to Party A

will apply to each Party B Group Member

(f) The "Automatic Early Termination" provision of Section 6(a)

will not apply to Party A

will not apply to Party B.

(g) Payments on Early Termination. For the purpose of Section 6(e):

(i) Loss will apply.

(ii) The Second Method will apply.

(h) "Termination Currency" means United States Dollars.

(i) "Additional Termination Event." Additional Termination Event will apply. The following event shall constitute an Additional Termination Event, with respect to which Party B shall be the Affected Party:

if Party A ceases to be a party to the Credit Agreement.

PART 2: Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (x) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (y) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (z) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (y) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the following representations specified below, if any:-

    The following representations will apply to Party A:

    Party A is a national banking association created or organized under the laws of the United States of America and the federal taxpayer identification number is 94-1687665.

    The following representations will apply to Party B:

COLLINS INDUSTRIES, INC. is a corporation created or organized under the laws of the State of Missouri and the federal taxpayer identification number is ________________.

COLLINS BUS CORPORATION is a corporation created or organized under the laws of the State of Kansas and the federal taxpayer identification number is ________________.

WHEELED COACH INDUSTRIES, INC. is a corporation created or organized under the laws of the State of Florida and the federal taxpayer identification number is ________________.

CAPACITY OF TEXAS, INC. is a corporation created or organized under the laws of the State of Texas and the federal taxpayer identification number is ________________.

MOBILE-TECH CORPORATION is a corporation created or organized under the laws of the State of Kansas and the federal taxpayer identification number is ________________.

WORLD TRANS, INC. is a corporation created or organized under the laws of the State of Kansas and the federal taxpayer identification number is ________________.

BRUTZER CORPORATION is a corporation created or organized under the laws of the State of Ohio and the federal taxpayer identification number is ________________.

MID BUS, INC. is a corporation created or organized under the laws of the State of Ohio and the federal taxpayer identification number is ________________.

MOBILE PRODUCTS, INC. is a corporation created or organized under the laws of the State of Kansas and the federal taxpayer identification number is ________________.

PART 3: Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, Party A and each Party B Group Member agrees to deliver the following documents:

  Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and each Party B Group Member	Any form, document or certificate as may be requested pursuant to Section 4(a)(iii) of this Agreement.	Upon request

  Other documents to be delivered are:-

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Each Party B Group Member

  Annual Report of each Party B Group Member and of any Credit Support Provider of Party B thereof containing audited, consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party and such Credit Support Provider is organized and any other financial information and/or tax returns with respect to each Party B Group Member as may be requested by Party A from time to time.

		Promptly upon request	Yes
Each Party B Group Member

  Quarterly Financial Statements of each Party B Group Member and any Credit Support Provider of Party B thereof containing unaudited, consolidated financial statements of such party's fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which such party and such Credit Support Provider is organized

		Promptly upon request	Yes
Party A and each Party B Group Member	Certified copies of all corporate authorizations and any other documents with respect to the execution, delivery and performance of this Agreement and any Credit Support Document	Upon execution and delivery of this Agreement	Yes
Party A and each Party B Group Member	Certificate of authority and specimen signatures of individuals executing this Agreement any Credit Support Document and Confirmations	Upon execution and delivery of this Agreement and thereafter upon request of the other party	Yes
Each Party B Group Member	Such other documents as Party A may reasonably request from time to time.	Upon request by Party A	Yes

  PART 4: Miscellaneous

  (a) Address for Notices. For the purpose of Section 12(a) of this Agreement:-

  Address for notice or communications to Party A:

Bank of America, N.A.
Sears Tower 233 South Wacker Drive, Suite 2800 Chicago, IL 60606 Attention: Swap Operations Telex No.: 49663210 Answerback: NATIONSBANK CHA Reuters Dealing Code: NBCH

  with a copy to:

Bank of America, N.A.
100 N. Tryon St., NC1-007-13-01
Charlotte, North Carolina 28255
Attention: Capital Markets Documentation
(Telex No.: 9663210; Answerback: NATIONSBK CHA)
Facsimile No.: 704-386-4113

  Address for financial statements to Party A:

Bank of America, N.A. Mail Code: GA1-006-05-14 600 Peachtree St. NE Atlanta, GA 30308-2265 Attention: Gaye Stathis, Vice President Telephone No.: 404-607-5933 Facsimile No.: 404-607-6437

  Address for notice or communications to Party B:

Collins Industries, Inc. 15 Compound Drive Hutchinson, KS 67502-4349 Attention: Larry Sayre, Chief Financial Officer Telephone No.: 620-663-5551 Facsimile No.: 620-663-1630

  (b) Process Agent. For the purpose of Section 13(c):

  Party A appoints as its Process Agent: Not applicable.

  Party B appoints as its Process Agent: Not applicable.

  Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10 of this Agreement:-

Party A is a Multibranch Party and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York or London, England Office, or such other Office as may be agreed to by the parties in connection with a Transaction.

Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A.

  Credit Support Document. Details of any Credit Support Document:-

Each of the following, as amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, is a "Credit Support Document":

In relation to Party B, the Security Documents, as defined in the Credit Agreement.

Party B agrees that the security interests in collateral granted to Party A under the foregoing Credit Support Documents shall secure the obligations of Party B to Party A under this Agreement.

(g) Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable.

Credit Support Provider means in relation to Party B: Each Guarantor, as defined in the Credit Agreement.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

(i) Netting of Payments. All amounts payable on the same date, in the same currency and in respect of the same Transaction shall be netted in accordance with Section 2(c) of this Agreement. The election contained in the last paragraph of Section 2(c) of this Agreement shall not apply for the purposes of this Agreement.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

(k) Interest Rate Protection Agreement. This Agreement constitutes an Interest Rate Protection Agreement, as defined in the Credit Agreement.

PART 5: Other Provisions

(a) References to Parties. Except as otherwise set forth in this Agreement, references to a "party" shall refer to each Party B Group Member and Party A individually, except that if the reference to a "party" refers to that "party" taking any action or making any payment or delivery to or indemnifying the other "party", such reference shall be read to require all Party B Group Members to perform such action or make such payment or delivery or indemnity with respect to Party A only, and not with respect to the other Party B Group Members. The reference to a single agreement between the parties set forth in Section 1(c) of this Agreement refers to a single agreement between Party A, on the one hand, and all the Party B Group Members as one Party B, on the other. The intent is to net obligations owing between Party A and Party B, not obligations among the Party B Group Members or between Party A and any individual Party B Group Member. No Party B Group Member may transfer its rights or obligations under in this Agreement without the prior written consent of Party A.

(b) Joint and Several Liability. Each Party B Group Member agrees that it shall be jointly and severally liable for the performance of all obligations of Party B and each other Party B Group Member under this Agreement (including, without limitation, for the payment of all amounts due Party A hereunder).

(c) Party B Group Agent. Each Party B Group Member hereby appoints COLLINS INDUSTRIES, INC. (the "Party B Group Agent") to act as agent for it to receive all payments or deliveries to be made by Party A to Party B hereunder and to receive all notices to be sent by Party A to Party B hereunder. The Party B Group Agent will promptly transmit to each other Party B Group Member all payments and deliveries and all notices so received. Upon delivery by Party A of any payment or delivery or notice hereunder to the Party B Group Agent on behalf of all Party B Group Members, Party A shall be relieved of all further responsibility with respect thereto. The Party B Group Agent may be changed by a written notice, signed by all Party B Group Members, delivered to Party A. Any actions taken by Party A prior to receiving notice of a change in the agent shall be binding on all Party B Group Members. The foregoing agency designation is made for the convenience of Party A. Notwithstanding the foregoing agency designation for certain purposes, each Party B Group Member remains authorized to enter into any Transaction with Party A, to give instructions to Party A, and to negotiate the terms of this Agreement, including the terms of the Schedule and any Confirmation, on behalf of all Party B Group Members; and all Party B Group Members shall be bound by the actions of any Party B Group Member.

(d) Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to the Party B Group Agent (as defined above) a Confirmation via telex or facsimile transmission. Party B agrees to respond to such Confirmation within two (2) Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction. Party A and each Party B Group Member agree that any such exchange of telexes or facsimile transmissions shall constitute a Confirmation for all purposes hereunder.

  Representations. Section 3 of this Agreement is amended to (i) delete the words "Each party represents to the other party" which appear at the beginning of that section and substitute in their place the words "Party A represents to Party B, and each Party B Group Member represents to Party A" and (ii) delete the word "party" which appears at the end of the first line of that section and substitute therefor the words "of them".

(f) Section 3(a) of this Agreement is amended by (i) deleting the word "and" at the end of clause (iv); (ii) deleting the period at the end of clause (v) and inserting therein "; and " ; and (iii) by inserting the following additional representation:

"(vi) Eligible Contract Participant. Party A represents to Party B, and each Party B Group Member represents to Party A (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section 1a(12)."

(g) Additional Representations. Section 3 is revised so as to add the following Section (g) at the end thereof:

"(g) Relationship Between Parties. Party A represents to Party B and each Party B Group Member represents to Party A, on each date on which a Transaction is entered into, that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction."

(h) Agreements. Section 4 of this Agreement is amended to delete the words "Each party agrees with the other" which appear at the beginning of that section and substitute in their place the words: "Party A agrees with Party B, and each Party B Group Member agrees with Party A".

  Events of Default and Termination Events. Sections 5(a) and 5(b) of this Agreement are hereby modified with respect to Party B, such that the occurrence at any time with respect to any Party B Group Member or, if applicable, any Specified Entity or Credit Support Provider of Party B, of any of the events set forth in clauses (i) through (viii) of Section 5(a) or (i) through (v) of Section 5(b), shall constitute an Event of Default or Termination Event, as applicable, with respect to Party B and each Party B Group Member.

(j) Cross Default. Section 5(a)(vi) of this Agreement is amended to add the following after the semicolon at the end thereof:

"provided, however, that notwithstanding the foregoing (but subject to any provision to the contrary contained in any such agreement or instrument), an Event of Default shall not occur under either (1) or (2) above if the default, event of default or other similar condition or event referred to in (1) or the failure to pay referred to in (2) is caused not (even in part) by the unavailability of funds but is caused solely due to a technical or administrative error which has been remedied within three Business Days after notice of such failure is given to the party."

(k) Set-off. Any amount (the "Early Termination Amount") payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or (v) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Part 5(n).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Part 5(n) shall be effective to create a charge or other security interest. This Part 5(n) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(l) Furnishing Specified Information. Section 4(a)(iii) is hereby amended by inserting "promptly upon the earlier of (i)" in lieu of the word "upon" at the beginning thereof and inserting "or (ii) such party learning that the form or document is required" before the word "any" on the first line thereof.

(m) Notice by Facsimile Transmission. Section 12(a) is hereby amended by inserting the words "2(b)," between the word "Section" and the number "5" and inserting the words "or 13(c)" between the number "6" and the word "may" in the second line thereof.

(n) Governing Law and Jurisdiction. With respect to Party B, all references to a "party" in Section 13 of this Agreement shall be deemed to be a reference to each Party B Group Member.

(o) Waiver of Right to Trial by Jury. PARTY A AND EACH PARTY B GROUP MEMBER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(p) Recording of Conversations. Party A and each Party B Group Member acknowledge and agree to the tape recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement.

(q) Waivers.

(i) The obligations of each Party B Group Member hereunder are independent of the obligations of each other Party B Group Member, and a separate action or actions may be brought and prosecuted against any Party B Group Member, whether action is brought against any other Party B Group Member or whether any Party B Group Member is joined in any such action. Each Party B Group Member waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

(ii) Each Party B Group Member waives any right to require Party A to (A) proceed against any other Party B Group Member; (B) proceed against or exhaust any security held for the obligations of Party B; or (C) pursue any other remedy in Party A's power whatsoever. Each Party B Group Member hereby waives any defense arising by reason of any disability or other defense of any other Party B Group Member, or the cessation of any cause whatsoever of the liability of Party B, or any claim that the obligations of one Party B Group Member exceed or are more burdensome than those of another Party B Group Member. Until all obligations hereunder of Party B to Party A have been paid in full, no Party B Group Member shall have any right of subrogation, and each Party B Group Member waives any right to enforce any remedy which Party A now has or may hereafter have against Party B, and waives any benefit of and any right to participate in any security now or hereafter held by Party A. Each Party B Group Member waives all presentments, demands for performance, notices of non-performance, protests, notices of protests and notices of dishonor with respect to the obligations of each other Party B Group Member hereunder.

(iii) Each Party B Group Member acknowledges that it has the sole responsibility for obtaining from the other Party B Group Members such information concerning such other Party B Group Members' financial conditions or business operations as may be required by such Party B Group Member, and that Party A has no duty at any time to disclose to Party B any information relating to the business operations or financial conditions of any Party B Group Member.

(r) Incorporation by Reference of Terms of Credit Agreement. The covenants, terms and provisions of, including all representations and warranties of Party B contained in the Credit Agreement, as in effect as of the date of this Agreement, are hereby incorporated by reference in, and made part of, this Agreement to the same extent as if such covenants, terms, and provisions were set forth in full herein. Party B hereby agrees that, during the period commencing with the date of this Agreement through and including such date on which all of Party B's obligations under this Agreement are fully performed, Party B will (a) observe, perform, and fulfill each and every such covenant, term, and provision applicable to Party B, as such covenants, terms, and provisions, may be amended from time to time after the date of this Agreement with the consent of Party A, and (b) deliver to Party A at the address for notices to Party A provided in Part 4 of this Schedule each notice, document, certificate or other writing that Party B is obligated to furnish to any other party to the Credit Agreement. In the event the Credit Agreement terminates or becomes no longer binding on Party B prior to the termination of this Agreement and any Transactions outstanding hereunder, such covenants, terms, and provisions (other than those requiring payments in respect of amounts owed under the Credit Agreement) will remain in force and effect for purposes of this Agreement as though set forth in full herein until the date on which all of Party B's obligations under this Agreement are fully performed and this Agreement is terminated.

(s) Transfer Amendment. Section 7 is hereby amended by adding the parenthetical "(such consent not to be unreasonably withheld or delayed)" after the word "party" in the third line thereof.

Accepted and agreed:
BANK OF AMERICA, N.A. By: /s/ Roger H. Heintzelman Name: Roger H. Heintzelman Title: Vice President

COLLINS INDUSTRIES, INC.; COLLINS BUS CORPORATION; WHEELED COACH INDUSTRIES, INC.; CAPACITY OF TEXAS, INC.; MOBILE-TECH CORPORATION; WORLD TRANS, INC.; BRUTZER CORPORATION; MID BUS, INC.; AND MOBILE PRODUCTS, INC.

By /s/ Larry Sayre

Name: Larry Sayre

Title: Chief Financial Officer and authorized signatory for each of the above corporations